Exhibit 99.1

Contact:Will Davis

Vice President of Investor Relations and Chief of Staff

Phone: (c) 917-519-6994

Email: davisw@lumosnet.com

Lumos Networks’ Project Ark Goes Live

WAYNESBORO, Va.--(BUSINESS WIRE) Lumos Networks Corp. (“Lumos Networks” or the “Company”) (NASDAQ: LMOS), a fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, today provided an update to the three pillars of its Fiber-to-the-Cell (“FTTC”) strategy, including Project Ark, sales targets and installation targets.

“I am pleased to announce that the core construction of Project Ark, our all-IP MPLS, MEF 2.0 Certified, Layer 2 network overlay dedicated to FTTC traffic, is now complete,” said Timothy G. Biltz, CEO of Lumos Networks.  “We have begun network testing with our first Carrier customer.  We continue to expect the transition of our FTTC traffic onto the Ark will begin early in the fourth quarter of 2014.    Project Ark meets the most stringent of all Carrier Class requirements, including Fast Re-Routing, full redundancy and low latency high performance.   Ark will initially provide up to one terabit of bandwidth, which is the equivalent to 1,500 unique FTTC towers with 1.5x tenants per site, with an average bandwidth of 400MBs per site.”

Lumos Networks has approximately 1,025 unique FTTC sites and approximately 1,350 FTTC connections under contract.   Once installed, these FTTC connections, at current bandwidth levels, will generate nearly $30 million in annualized FTTC revenue.   The company maintains its long-term targets of 1,500 unique FTTC towers, 2,250 total connections and $70 million in annual FTTC revenue.

“We reached these contracted FTTC milestones faster than my most optimistic expectations, as we entered 2012 with only 148 unique FTTC sites installed,” noted Timothy G. Biltz, CEO of Lumos Networks.  “In August of 2013, we raised our long-term target for unique FTTC installations from 1,000 to 1,500.   Further, we entered 2014 with slightly less than 1,000 connections under contract and are well on our way to reaching our target of 500-700 new unique and second FTTC connections to be contracted during 2014.   We continue to have a robust FTTC sales pipeline with multiple leading wireless operators.”

Mr. Biltz finished, “Lumos Networks is also on track to meet its target for 825 unique FTTC sites installed by the end of 2014.   Our FTTC installations ramped significantly sequentially in the second quarter and we expect strong sequential growth in both the third and fourth quarters.”

About Lumos Networks

Lumos Networks is a fiber-based provider in the Mid-Atlantic region serving Carrier and Enterprise customers offering end to end connectivity in 23 markets in Virginia, Pennsylvania, West Virginia, Maryland, Ohio and Kentucky.   With a fiber network of 7,548 fiber route miles, Lumos Networks connects to 673 Fiber to the Cell sites, 15 commercial data centers and 1,420 on-net buildings.  In 2013, Lumos Networks generated over $104 million in Data Revenue over its fiber network.  Detailed information about Lumos Networks is available at www.lumosnetworks.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this news release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory actions, wireless substitution, technology changes and other factors; our ability to effectively allocate capital and implement our “edge-out” expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report for the year ended December 31, 2013. Additionally, goals referred to in this news release are long-term in nature and are subject to various risks and uncertainties. The inclusion of a goal in this release is not a representation by any person that the results will be achieved.